CONTINGENT UNSECURED PROMISSORY NOTE BY WAVE

WIRELESS CORPORATION IN FAVOR OF THE PLAN ADMINISTRATION TRUST

Wilmington, Delaware

Effective Date

In consideration of the receipt of $10.00 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WAVE WIRELESS CORPORATION (the "Reorganized Debtor"), contingent on the satisfaction or waiver of the Conditions Precedent, defined below, hereby promises to pay the Plan Administration Trust ("Trust") created and existing pursuant to the Amended Joint Plan of Reorganization Proposed By the Debtor and the Official Committee of Unsecured Creditors (the "Plan") as confirmed in the Bankruptcy Case, defined below, as fully set forth below:

WHEREAS, on October 31, 2006, Wave Wireless Corporation filed a voluntary petition for relief pursuant to chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), commencing case number 06-11267 (PJW) (the "Bankruptcy Case");

WHEREAS, on or about December 2, 2006, the Office of the United States Trustee appointed an official committee of unsecured creditors (the "Committee") in the Bankruptcy Case;

WHEREAS, on May 2, 2007, the Debtor and the Committee filed and proposed the Plan, which provides, inter alia, for: (i) the formation of the Trust to govern the distribution to Holders of allowed unsecured claims against Wave Wireless Corporation; (ii) the appointment of a Plan Administrator to act on behalf of the Trust; and (iii) the issuance of a contingent unsecured note in favor of the Trust;

WHEREAS, the Bankruptcy Court confirmed the Plan by virtue of the entry of the Confirmation Order [D.I. ___], and the Plan has been substantially consummated and the Effective Date under the Plan has occurred;

WHEREAS, the Reorganized Debtor makes this note in favor of the Trust in furtherance of the Plan, with the mutual understanding that there is no funding requirement on the part of the Trust, nor is there any guaranteed payment amount.

WHEREAS, the good faith intent of the Reorganized Debtor in making this Note, and in and SDS (as defined below) in consenting to the Reorganized Debtor's making of this Note, is to provide a further recovery under the Plan for holders of Class 4 Claims, in the event that SDS receives a distribution under the Plan that is more than the SDS Maximum Repayment as negotiated between the Debtor, SDS and the Committee.

    DEFINED TERMS. As used in this Note, the following terms shall have the meanings set forth below (unless otherwise defined):

      "Effective Date" means the effective date of the Plan, and the date as of which this Note was executed and issued by the Reorganized Debtor;

      "Excess Reorganized Debtor Cash" means any Cash of the Reorganized Debtor that remains or has accrued after: (i) satisfying the SDS Maximum Repayment and all other distributions and/or dividends required under the Plan; (ii) reserving Cash sufficient to satisfy, in full, all obligations of, and Claims against, the Reorganized Debtor that accrued during the 1-year period following the Effective Date including, without limitation, any taxes due and owing by the Debtor to any governmental or regulatory agency; and (iii) without duplication of the reserves in clause (ii), reserving reasonably sufficient Cash, in the Reorganized Debtor's discretion, to fund ongoing business operations (in an amount no less than the Operating Cash Reserve);

      "Exit Financing" means the term note by and between the Reorganized Debtor and SDS executed on the Effective Date that provides sufficient financing and available credit, in the Reorganized Debtor's reasonable good faith discretion, to fund the Reorganized Debtor's continued business operations after the Effective Date;

      "New Common Stock" means the shares of new common stock of the Reorganized Debtor, par value $.01 per share, to be authorized and available to be issued pursuant to the Plan;

      "Operating Cash Reserve" means the cash revested in the Reorganized Debtor after the Effective Date.  The Operating Cash Reserve shall be set in an amount reasonably sufficient, in the Reorganized Debtor's judgment, and reasonably acceptable to SDS, to: (i) fund the Reorganized Debtor's ordinary course ongoing business activities; and (ii) fund all distributions that the Reorganized Debtor must satisfy pursuant to the term of this Plan;

      "SDS" means SDS Capital Group SPC, LTD;

      "SDS Loan Documents" shall mean the Security Agreement by and between the Debtor and SDS dated March 22, 2005, the related Promissory Note and all other related documents; and

      "SDS Maximum Repayment" shall equal $2,476,658 (the amount due and owing on the SDS Promissory Note as of the Petition Date) plus all accrued pre-petition and post-petition interest, fees and expenses allowable under the SDS Loan Documents including any fees and expenses of SDS counsel.

    TERM OF NOTE. This Note shall mature on the date that is one year from the Effective Date ("Maturity Date"), regardless of whether the Reorganized Debtor has made any distributions under this Note; provided, however, that the Reorganized Debtor's payment obligations hereunder, subject to the Conditions Precedent, shall survive the maturity of this Note in order that the Maturity Date shall act as a measuring point with respect to the Conditions Precedent with payment due within forty-five (45) days thereafter.

    CONDITIONS PRECEDENT TO PAYMENT. The Reorganized Debtor shall become obligated to the Trust hereunder only if the Reorganized Debtor has the wherewithal to make payment, or previously caused distributions to be made, to SDS in the amount of the SDS Maximum Repayment ("Conditions Precedent"). For the purposes of this Section, the distributions available to be made or made by the Reorganized Debtor to SDS shall include any Cash payments made to SDS on the Effective Date pursuant to the terms of the Plan, and any other Cash of the Reorganized Debtor available for distribution to SDS or payments or distributions that SDS receives from the Reorganized Debtor within one year after the Effective Date, including, without limitation, any distribution, dividend, or other payment that SDS receives based upon its ownership of the New Common Stock. Distributions made in repayment of the Exit Financing shall not be included in the calculation of the SDS Maximum Repayment.

    PAYMENT AMOUNT. In the event that the Conditions Precedent are satisfied or waived by the Reorganized Debtor, the Reorganized Debtor shall pay to the Trust in one lump sum payment in full satisfaction, release and discharge of this Note, 50% of the Excess Reorganized Debtor Cash existing and measured as of the Maturity Date within forty-five (45) days following the Maturity Date.

    REPAYMENT TERMS. The Reorganized Debtor shall make a one-time distribution on the Note. In the event that the Conditions Precedent set forth above are not satisfied, the Note shall expire without distribution effective as of the Maturity Date. Any distribution that is made by the Reorganized Debtor under this Note shall be in full and final satisfaction of any and all claims, rights, and interests arising from, or in any way related to, the Note, and the Reorganized Debtor shall have no further obligations or responsibilities under the Note.

    AMENDMENTS. No term of this Note may be varied, changed, modified, waived or amended except by an instrument in writing signed by the Party against whom enforcement is sought.

    INDEPENDENT LEGAL COUNSEL. The parties have been represented by, and have relied upon, counsel of their own choosing in the negotiations for the preparation of this Note. The parties have read this Note, have had its contents fully explained to them by such counsel, and are fully aware of and understand all of its terms and the legal consequences thereof. It is acknowledged that the parties have, through their respective counsel, participated in the preparation of this Note, and it is agreed that no provision hereof shall be construed against any party hereto by virtue of the activities of that party or that party's attorneys

    WAIVER OF JURY TRIAL. The parties hereby agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other, on or in respect of any matter whatsoever arising out of, or in any way connected with, this Note.

    GOVERNING LAW. This Note and the rights, duties and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to conflict of laws principles.

    CAPTIONS. All section and subsection captions are for convenience of reference only and shall not affect the construction of any provision herein.

    INTEGRATION. This Note and the Plan collectively constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

    JURISDICTION. The Bankruptcy Court shall retain exclusive jurisdiction over all disputes and suits related to this Note and any interpretation of the provisions thereof.

WAVE WIRELESS CORPORATION /s/ Daniel W. Rumsey_____________ By: Daniel W. Rumsey Title: Chief Restructuring Officer